Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in this Registration Statement filed on Form N-1A with the Securities and Exchange Commission of Keeley Funds, Inc.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 30, 2010